                                                                   EXHIBIT 99.14

                         INDEPENDENT AUDITORS' REPORT ON
                            SUPPLEMENTARY INFORMATION


To the Partners
Nooney-Hazelwood Associates, L.P.
St. Louis, Missouri


Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information (shown on pages 14 to 15) is presented for the purpose of additional analysis and is not a required part of the basic consolidated financial statements of Nooney-Hazelwood Associates, L.P. and Investee. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


/s/ Wolfe, Nilges, Nahorski
A Professional Corporation


February 9, 2001
St. Louis, Missouri

                 NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2000

       Column A           Column B     Column C                                  Column D                    Column E

     -----------        -----------      ----      ------------      -----      ----------        ----      ------------

                                                                                                        Gross Amount Carried
                                            Initial Cost to Partnership                                  at Close of Period
                                            ---------------------------                                  ------------------
                                                                             Costs Capitalized

                                                   Buildings &                 Subsequent to                Buildings &
     Description        Encumbrance      Land      Improvements      Total      Acquisition       Land      Improvements
     -----------        -----------      ----      ------------      -----      ----------        ----      ------------
The Lakes Apartments,
Hazelwood,
Missouri                $12,850,160   $1,450,000   $11,881,865    $13,331,865     $777,857     $1,450,000    $12,659,722


       Column A                          Column F         Column G     Column         Column I
                                                                         H
     -----------            -----      ------------    ------------    --------       --------

                                                                                    Life on which
                                                                                    Depreciation
                                                                                     in latest
                                                                                       Income
                                       Accumulated        Date of        Date       Statement is
     Description            Total      Depreciation    Construction    Acquired       Computed
     -----------            -----      ------------    ------------    --------       --------
The Lakes Apartments,
Hazelwood,
Missouri                 $14,109,722    $7,072,558       1985-1986     12/10/84    5 to 31 years

                                  NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000


Property Name                       Type                Location                  Encumbrances
-------------                       ----                --------                  ------------
The Lakes Apartments                Apartment           Hazelwood, MO              $13,096,120
                                                                                   ===========

                                                                         Costs Capitalized
                                              Initial Cost                 Subsequent to
                                               to Company                   Acquisition
                                                                                  Buildings
                                                      Buildings and                  and
Property Name                            Land         Improvements      Land    Improvements
-------------                            ----         ------------      ----    ------------
The Lakes Apartments                  $ 1,450,000     $ 11,881,865      $  0      $ 777,857
                                      ===========     ============      ====      =========

                                          GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                                          BUILDINGS AND
Property Name                               LAND          IMPROVEMENTS       TOTAL
-------------                               ----          ------------       -----
The Lakes Apartments                     $1,450,000       $12,659,722     $14,109,722
                                         ==========       ===========     ===========

         1. The aggregate cost for Federal income tax purposes as of December 31, 1999 was approximately $13,991,472.


                                     ACCUMULATED        DATE OF         DATE     DEPRECIABLE
Property Name                       DEPRECIATION      CONSTRUCTION    ACQUIRED       LIFE
-------------                       ------------      ------------    --------       ----
The Lakes Apartments                $ (7,072,558)      1985-1986      Dec. 1984   5-31 years
                                    ============       =========      =========   ==========

                                  NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999



SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR INVESTMENT AND ACCUMULATED DEPRECIATION

The changes in real estate held for investment for the years ended December 31, 1998, 1999, and 2000 are as follows:

                                                 Years Ended December 31,
(IN 000'S)                                 1998           1999           2000
----------                                 ----           ----           ----
Balance, beginning of the period:        $13,823        $13,882        $13,991
Additions during period:
   Acquisitions                               --             --             --
   Improvements                               59            109            118
Deductions during period:
   Properties disposed of                     --             --             --
                                         -------        -------        -------
Balance, end of period:                  $13,882        $13,991        $14,109
                                         =======        =======        =======


The changes in accumulated depreciation for the years ended December 31, 1998, 1999, and 2000 are as follows:

                                                      Years Ended December 31,
(IN 000'S)                                      1998         1999             2000
----------                                      ----         ----             ----
Balance, beginning of the period:              $5,855       $6,272           $6,676
Additions during period:
   Depreciation                                   417          404              397
Deductions during period:
   Properties disposed of                         -            -
                                               ------       ------           ------
                                               $6,272       $6,676           $7,073
                                               ======       ======           ======

                 NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                For the Years Ended December 1998, 1999 and 2000
                                   (Continued)

                                                                   1998                1999          2000
                                                                   ----                ----          ----
(1)      Reconciliation of amounts in Column E:

         Balance at beginning of period                        $13,823,422         $13,882,480   $13,991,472

         Add - Cost of improvements                                 59,058            108,992        118,250

         Less - Cost of disposals                                       --                 --             --
                                                               -----------         ----------    -----------

         Balance at end of period                              $13,882,480        $13,991,472    $14,109,722
                                                               ===========        ===========    ===========

(2)      Reconciliation of amounts in Column F:

         Balance at beginning of period                        $ 5,854,736        $ 6,271,843    $ 6,675,788

         Add - Provision during period                             417,107            403,945        396,770

         Less - Depreciation on disposals                               --                 --             --
                                                               -----------         ----------    -----------

         Balance at end of period                              $ 6,271,843        $ 6,675,788    $ 7,072,558
                                                               ===========        ===========    ===========

(3)      The aggregate cost of real estate
         owned for federal income tax purposes                 $13,882,480        $13,991,472    $14,109,722
                                                               ===========        ===========    ===========